FOR IMMEDIATE RELEASE
Contact: Julie Koenig Loignon
(502) 636-4502 (office)
juliek@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS 2006 RESULTS

LOUISVILLE, Ky. (March 12, 2007) - Churchill Downs Incorporated (NASDAQ: CHDN) (“Churchill Downs” or “Company”) today reported results for the fourth quarter and year ended Dec. 31, 2006.

Net revenues from continuing operations in 2006 totaled $376.67 million, up 5.71 percent from net revenues from continuing operations of $356.34 million in 2005. Net revenues from continuing operations during the fourth quarter of 2006 were $80.27 million, an increase of 13.65 percent over net revenues from continuing operations of $70.63 million during the fourth quarter of 2005. The growth in net revenues from continuing operations for the year and fourth quarter of 2006 is due principally to the strong performance of the Company’s Louisiana Operations and Churchill Downs Racetrack, which during 2006 hosted another record-setting Kentucky Derby weekend as well as its sixth successful Breeders' Cup World Championships.

Net earnings for 2006 were $29.81 million, or $2.19 per diluted share, compared to net earnings of $78.91 million, or $5.86 per diluted share, in 2005. Churchill Downs’ 2005 full-year results included the Company’s one-time gain on the sale of the assets of Hollywood Park of $69.90 million. The Company recorded insurance recoveries, net of losses, of $19.23 million in 2006 and $2.20 million in 2005 related to hurricane damage sustained by its racing operations in Louisiana and Florida during 2005.

During the fourth quarter of 2006, Churchill Downs had a net loss of $2.02 million, or $0.15 per diluted share, which was comprised of a net loss per diluted share from discontinued operations of $0.33 and net earnings per diluted share from continuing operations of $0.18. The Company’s 2006 fourth-quarter performance was an improvement over the similar period in 2005 when Churchill Downs reported a net loss of $3.02 million, or $0.23 per diluted share, which was comprised of a net loss per diluted share from discontinued operations of $0.01 and a net loss per diluted share from continuing operations of $0.22.

The Company recorded an impairment charge of $7.87 million, included in discontinued operations, during the fourth quarter of 2006 to write down the long-lived assets of Hoosier Park at Anderson to their estimated fair value in connection with the pending sale of the Company’s majority interest in the track and its three Indiana OTBs to Centaur Inc. The sale has received the necessary regulatory approvals and is expected to close during the first quarter of 2007.

Churchill Downs President and Chief Executive Officer Robert L. Evans said the Company is well positioned to move forward with a number of growth initiatives. “With the sale of two racetracks, the restoration of our Louisiana Operations, and the appointment of a new CEO, the previous year was certainly a transitional one for our Company. Nonetheless, we are pleased with the EBITDA growth we experienced year-over-year at our continuing operations and with the continued strength of our balance sheet.

“As we look ahead to our growth objectives for the coming year and beyond, we believe it is critical for the horse racing industry to embrace innovation and find new ways to grow business levels domestically and internationally while giving our customers more opportunities to watch and wager on horse racing content in ways that are convenient for them,” Evans continued. “To accomplish these objectives, we must foster an open and competitive business environment that rewards the horsemen and racetracks who invest the capital to create racing content as well as the distributors of racing content who are the most successful in competing for and serving the needs of customers.

“This month, Churchill Downs and Magna Entertainment Corp. announced TrackNet Media Group LLC, a venture through which our companies will buy and sell racing content from third parties. Additionally, our companies have entered into a reciprocal content swap agreement through which we will buy and sell racing content from each other. We believe these agreements will promote the optimal distribution of horse racing content across a broader spectrum of platforms - including racetracks, simulcast-wagering facilities, account-wagering providers and outlets that offer rebates - while pursuing wagering integrity and security objectives that will generate revenue for the horsemen and racetracks that create content.

“Churchill Downs has also invested in the national horse racing network HRTV™, which is available in 13 million U.S. households via certain cable and satellite television services, and this spring is planning to launch its own advance deposit wagering platform, www.twinspires.com. We believe these initiatives will benefit the key stakeholders in our industry, including our customers, by creating better racing content for both the on-track and television audience, more interesting wagering products, and more compelling online and interactive experiences.

“In the year ahead, we also look forward to beginning construction on a permanent slot machine gaming facility at Fair Grounds Race Course and are currently seeking the approval of New Orleans City officials to operate a temporary facility while the permanent structure is being built to begin the flow of revenues to state and local governments, to horsemen’s purses and to our Louisiana Operations during the fourth quarter of 2007. We hope to break ground on the permanent building, which will be adjacent to the racetrack grandstand, this summer with a target opening date of November 2008.”

A conference call regarding this release is scheduled for Tuesday, March 13, 2007, at 9 a.m. EDT. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com or www.earnings.com or by dialing (800) 638-4930 and entering the pass code 76722485 at least 10 minutes before the appointed time. The online replay will be available at approximately noon EDT and continue for two weeks. A two-week telephonic replay will be available two hours after the call ends by dialing (888) 286-8010 and entering 22965406 when prompted for the access code. A copy of this news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”). Churchill Downs uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, Churchill Downs’ operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of Churchill Downs’ financial results in accordance with GAAP.

Churchill Downs Incorporated (“Churchill Downs”), headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. Churchill Downs’ five racetracks in Florida, Illinois, Indiana, Kentucky and Louisiana host many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Arlington Million, Princess Rooney Handicap, Louisiana Derby and Indiana Derby. Churchill Downs’ racetracks have hosted seven Breeders’ Cup World Championships. Churchill Downs also owns off-track betting facilities and has interests in various advance deposit wagering, television production, telecommunications and racing services companies that support Churchill Downs’ network of simulcasting and racing operations. Churchill Downs trades on the NASDAQ Global Select Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this news release are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida and Louisiana racetracks within those respective markets; costs associated with our efforts in support of alternative gaming initiatives; costs associated with Customer Relationship Management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; failure to execute on our business strategies or resistance to our business strategies; a substantial change in allocation of live racing days; litigation surrounding the Rosemont, Illinois, riverboat casino; changes in Illinois law that impact revenues of racing operations in Illinois; a decrease in riverboat admissions subsidy revenue from our Indiana operations; the impact of an additional Indiana racetrack and its wagering facilities near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; our ability to adequately integrate acquired businesses; market reaction to our expansion projects; the loss of our totalisator companies or their inability to provide us assurance of the reliability of their internal control processes through Statement on Auditing Standards No. 70 audits or to keep their technology current; the need for various alternative gaming approvals in Louisiana; our accountability for environmental contamination; the loss of key personnel; the impact of natural disasters, including Hurricanes Katrina, Rita and Wilma on our operations and our ability to adjust the casualty losses through our property and business interruption insurance coverage; any business disruption associated with a natural disaster and/or its aftermath; and the volatility of our stock price.

- MORE -

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF NET EARNINGS
for the three and twelve months ended December 31, 2006, and 2005
(In thousands, except per common share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Net revenues:
Net pari-mutuel wagering	$62,197	$58,020	$263,849	$260,783
Non-wagering	18,073	12,614	112,822	95,559
	80,270	70,634	376,671	356,342
Operating expenses:
Purses	28,227	25,072	118,999	112,437
Other direct expenses	44,202	40,134	182,608	177,673
	72,429	65,206	301,607	290,110
Gross profit	7,841	5,428	75,064	66,232

Selling, general and administrative expenses	11,506	11,464	44,713	44,478
Insurance recoveries, net of losses	(6,278)	(833)	(19,231)	(2,196)
Operating income (loss)	2,613	(5,203)	49,582	23,950

Other income (expense):
Interest income	317	287	866	548
Interest expense	(589)	(500)	(1,869)	(1,136)
Unrealized gain on derivative instruments	205	204	817	818
Miscellaneous, net	16	7	213	482
	(51)	(2)	27	712
Earnings (loss) from continuing operations before (provision) benefit for income taxes	2,562	(5,205)	49,609	24,662

(Provision) benefit for income taxes	(98)	2,397	(19,392)	(10,814)

Net earnings (loss) from continuing operations	2,464	(2,808)	30,217	13,848

Discontinued operations, net of income taxes:
Loss from operations	(4,562)	(187)	(4,685)	(4,836)
Gain (loss) on sale of assets	82	(21)	4,279	69,896

Net (loss) earnings	$(2,016)	$(3,016)	$29,811	$78,908

Net (loss) earnings per common share:
Basic
Net earnings (loss) from continuing operations	$0.18	$(0.22)	$2.24	$1.05
Discontinued operations	(0.33)	(0.01)	(0.03)	4.87
Net (loss) earnings	$(0.15)	$(0.23)	$2.21	$5.92
Diluted
Net earnings (loss) from continuing operations	$0.18	$(0.22)	$2.22	$1.04
Discontinued operations	(0.33)	(0.01)	(0.03)	4.82
Net (loss) earnings	$(0.15)	$(0.23)	$2.19	$5.86
Weighted average shares outstanding:
Basic	13,287	13,000	13,159	12,920
Diluted	13,287	13,000	13,667	13,500

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three and twelve months ended December 31, 2006, and 2005
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Net revenues from external customers:
Churchill Downs Racetrack	$12,431	$10,994	$92,592	$86,554
Arlington Park	7,614	8,040	71,874	75,584
Calder Race Course	27,220	28,164	81,885	81,282
Louisiana Operations	16,947	8,218	65,927	47,238
CDSN	15,862	14,899	62,291	64,253
Total racing operations	80,074	70,315	374,569	354,911
Other investments	343	226	2,401	1,525
Corporate revenues	-	146	162	702
Net revenues from continuing operations	80,417	70,687	377,132	357,138
Discontinued operations	10,440	10,960	49,362	121,743
	$90,857	$81,647	$426,494	$478,881
Intercompany net revenues:
Churchill Downs Racetrack	$4,608	$4,338	$24,012	$20,875
Arlington Park	3	(2)	8,369	8,604
Calder Race Course	5,428	4,874	12,197	11,454
Louisiana Operations	2,359	2,080	3,747	8,326
Total racing operations	12,398	11,290	48,325	49,259
Other investments	477	471	1,441	1,429
Eliminations	(13,022)	(11,814)	(50,227)	(51,484)
	(147)	(53)	(461)	(796)
Discontinued operations	147	53	461	796
	$-	$-	$-	$-
EBITDA:
Churchill Downs Racetrack	$(599)	$(3,260)	$28,739	$23,976
Arlington Park	(3,999)	(4,483)	(2,781)	3,859
Calder Race Course	3,385	5,677	9,690	7,521
Louisiana Operations	6,011	(2,310)	21,583	(3,034)
CDSN	4,005	3,600	15,402	15,662
Total racing operations	8,803	(776)	72,633	47,984
Other investments	(38)	364	1,132	1,241
Corporate expenses	(1,007)	515	(4,101)	(4,981)
Total EBITDA from continuing operations	7,758	103	69,664	44,244
Eliminations	9	89	112	352
Depreciation and amortization	(4,933)	(5,184)	(19,164)	(19,346)
Interest expense, net	(272)	(213)	(1,003)	(588)
(Provision) benefit for income taxes	(98)	2,397	(19,392)	(10,814)
Net earnings (loss) from continuing operations	2,464	(2,808)	30,217	13,848
Discontinued operations, net of income taxes	(4,480)	(208)	(406)	65,060
Net (loss) earnings	$(2,016)	$(3,016)	$29,811	$78,908

 Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
	December 31,
	2006	2005
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$20,751	$16,010
Restricted cash	12,704	4,714
Accounts receivable, net	42,316	39,581
Deferred income taxes	6,274	3,836
Income taxes receivable	12,217	697
Other current assets	8,857	8,523
Assets held for sale	25,422	37,368
Total current assets	128,541	110,729

Plant and equipment, net	336,068	323,931
Goodwill	53,528	53,528
Other intangible assets, net	16,048	16,636
Other assets	12,143	13,020
Total assets	$546,328	$517,844

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$21,476	$27,197
Purses payable	18,128	10,514
Accrued expenses	40,781	40,093
Dividends payable	6,670	6,520
Deferred revenue	26,165	26,216
Liabilities associated with assets held for sale	13,671	15,458
Total current liabilities	126,891	125,998

Long-term debt	13,393	28,575
Other liabilities	22,485	21,448
Deferred revenue	20,416	18,614
Deferred income taxes	13,064	6,978
Total liabilities	196,249	201,613

Commitments and contingencies
Shareholders' equity:
Preferred stock, no par value;
250 shares authorized; no shares issued	-	-
Common stock, no par value; 50,000 shares
authorized; issued: 13,420 shares and 13,132 shares December 31,
2006 and 2005, respectively	128,937	121,270
Retained earnings	221,142	198,001
Unearned stock compensation	-	(3,040)
Total shareholders’ equity	350,079	316,231
Total liabilities and shareholders’ equity	$546,328	$517,844

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.